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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  JULY 10, 2001

                               GC COMPANIES, INC.
                               ------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

          1-12360                                       04-3200876
          -------                                       ----------
  (Commission file number)                  (IRS employer identification number)


27 BOYLSTON STREET, CHESTNUT HILL, MA                     02167
--------------------------------------                    -----
(Address of principal executive offices)                (Zip code)


                                 (617) 232-8200
              (Registrant's telephone number, including area code)






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     ITEM 5.  OTHER EVENTS.

     Based on hearings conducted before the Honorable Erwin I. Katz in the United States Bankruptcy Court for the District of Delaware (the "Court") on July 10 and July 11, 2001 (the "Hearing"), the Company and the Official Committee of Unsecured Creditors (the "Committee") agreed (i) to extend for 45 days, to and including August 27, 2001, the Company's exclusive period for filing a Plan of Reorganization and (ii) to grant joint exclusivity to the Committee with the Company. The Company today filed a motion with the Court seeking an order memorializing this agreement. At the Hearing, a new bidder, AMC Entertainment ("AMC"), submitted a non-binding bid (the "AMC Bid") to purchase the equity interests in the Company for $62,500,000. The AMC Bid was higher than the bid previously submitted by Onex Corporation and Oaktree Capital Management LLC (the "Onex Bid") and anticipated fewer buyer protections than were contemplated by the Onex Bid. The Company and the Committee have taken no action on the AMC Bid as of the date of this filing.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          None


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GC COMPANIES, INC.


Date:  July 13, 2001                    By: /s/ Philip J. Szabla
                                           ------------------------------------
                                           Philip J. Szabla
                                           Vice President and General Counsel







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